As filed with the Securities and Exchange Commission on November 7, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________
DISCOVERY LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3171943
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976-3622
(Address of Principal Executive Offices)	(Zip Code)

Discovery Laboratories, Inc. Amended and Restated 1998 Stock Incentive Plan
(Full title of the plan)

David L. Lopez, C.P.A., Esq.
Executive Vice President, General Counsel
Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622
(215) 488-9300
(Name, address and telephone number of agent for service)

Copies to:

Ira L. Kotel, Esq.
Dickstein Shapiro LLP
1177 Avenue of the Americas, 47th Floor
New York, New York 10036-2714
(212) 277-6500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(1)(2)
Common stock, $.001 par value	1,200,000	$2.29	$2,748,000	$294.04

(1) Represents additional shares of common stock, par value $0.001 per share, issuable under the Amended and Restated 1998 Stock Incentive Plan, as a result of the amendment of such plan to increase the number of shares issuable under such plan from 12,570,000 to 13,770,000. This Registration Statement shall also cover any additional shares of common stock which become issuable under the Discovery Laboratories, Inc. Amended and Restated 1998 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration, which results in an increase in the number of the outstanding shares of registrant's common stock.

(2) Pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, the proposed maximum offering price per share of such shares of common stock is estimated solely for the purpose of determining the registration fee and is based upon the average of the high and low prices per share of the registrant's shares of common stock reported on The Nasdaq Global Market on November 3, 2006.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register 1,200,000 additional shares of our common stock, par value $0.001 per share, issuable under the Amended and Restated 1998 Stock Incentive Plan (the “Plan” attached hereto as Exhibit 4.1), as a result of an amendment to the Plan increasing the number of shares of common stock available for issuance thereunder from 12,570,000 shares to 13,770,000 shares (the “Plan Amendment”). The Plan Amendment was approved by the requisite vote of stockholders at the Company’s Annual Meeting of Stockholders held on June 8, 2006. The Company previously registered shares of its common stock for issuance under the Plan on registration statements on Form S-8 filed with the Securities and Exchange Commission on July 24, 1998 (File No. 333-59945), March 31, 2000 (File No. 333-33900), February 20, 2001 (File No. 333-55900), August 13, 2001 (File No. 333-67422), October 30, 2002 (File No. 333-100824), September 30, 2003 (File No. 333-109274), June 8, 2004 (File No. 333-116268) and August 23, 2005 (File No. 333-127790). Pursuant to General Instruction E to Form S-8, the contents of such registration statements, including all exhibits thereto as applicable, are incorporated herein by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

EXHIBITS

Exhibit No.	Description	Method of Filing

4.1	Amended and Restated 1998 Stock Incentive Plan	Filed herewith.

5.1	Opinion of Dickstein Shapiro LLP, legal counsel.	Filed herewith.

23.1	Consent of Dickstein Shapiro LLP (included in its opinion filed as Exhibit 5.1 to this registration statement).	Filed herewith.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.	Filed herewith.

24.1	Powers of Attorney (included in signature page to this registration statement).	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrington, Commonwealth of Pennsylvania on this 4th day of November, 2006.

DISCOVERY LABORATORIES, INC.
(Registrant)

By: /s/ Robert J. Capetola, Ph.D.
Robert J. Capetola, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Discovery Laboratories, Inc., and each of us, do hereby constitute and appoint each of Robert J. Capetola, Ph.D., and David L. Lopez, CPA., Esq., or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name, place and stead, in any and all capacities, in connection with this registration statement on Form S-8 under the Securities Act of 1933, as amended, or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, as amended, including, without limitation, to sign for us or any of us in our names in the capacities indicated below any and all amendments or supplements to this registration statement, including any and all stickers and post-effective amendments to the registration statement, and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Name & Title	Date
/s/ Robert J. Capetola	Robert J. Capetola, Ph.D. President, Chief Executive Officer and Director	November 3, 2006
/s/ John G. Cooper	John G. Cooper Executive Vice President and Chief Financial Officer	November 2, 2006
/s/Kathleen A. McGowan	Kathleen A. McGowan Controller (Principal Accounting Officer)	November 2, 2006
Herbert McDade, Jr. Chairman of the Board of Directors
/s/ W. Thomas Amick	W. Thomas Amick Director	November 4, 2006
/s/ Max Link	Max Link, Ph.D. Director	November 2, 2006
/s/ Antonio Esteve	Antonio Esteve, Ph.D. Director	November 3, 2006
/s/ Marvin E. Rosenthale	Marvin E. Rosenthale, Ph.D. Director	November 2, 2006

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

4.1	Amended and Restated 1998 Stock Incentive Plan	Filed herewith.

5.1	Opinion of Dickstein Shapiro LLP, legal counsel.	Filed herewith.

23.1	Consent of Dickstein Shapiro LLP (included in its opinion filed as Exhibit 5.1 to this registration statement).	Filed herewith.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.	Filed herewith.

24.1	Powers of Attorney (included in signature page to this registration statement).	Filed herewith.